EXHIBIT 10.1
Execution Version
Certain portions of this agreement, for which confidential treatment has been requested, have been omitted and filed separately with the Securities and Exchange Commission.
Sections of the agreement where portions have been omitted have been identified in the text.
OPERATING SERVICES AGREEMENT
          THIS OPERATING SERVICES AGREEMENT (the “Agreement”), dated as of October 6, 2008, is made by and between Starkist Co., a Delaware corporation (“Buyer”), and Del Monte Corporation, a Delaware corporation (“DMC”).
BACKGROUND
          A. DMC, together with each of Galapesca, a corporation organized under the laws of Ecuador (“Galapesca”), Panapesca Fishing, Inc., a corporation organized under the laws of Panama (“Panapesca”), Marine Trading Pacific, Inc., a Delaware corporation (“Marine Trading”) and Star-Kist Samoa, Inc., a California corporation (“SK Samoa” and collectively with Galapesca, Panapesca, and Marine Trading, the “DM Entities”), is engaged in, among other businesses, the business of manufacturing, marketing, selling and distributing StarKist brand products and private label seafood products (as currently operated by DMC and the DM Entities, the “Business”).
          B. Buyer has agreed to purchase certain assets used in, and to assume the liabilities of, the Business pursuant to the Purchase Agreement dated as of the date hereof, by and among DMC, Dongwon Industries Co., Ltd., a Republic of Korea corporation with limited liability, Dongwon Enterprise Co., Ltd., a Republic of Korea corporation with limited liability, Dongwon F&B Co., Ltd., a Republic of Korea corporation with limited liability, Buyer and Starkist Samoa Co., a wholly owned subsidiary of the Buyer (the “Purchase Agreement”).
          C. After the Closing Date, Buyer and its Affiliates will own and operate the Business.
          D. DMC has provided certain services to the Business in the past.
          E. In order to support the continued and uninterrupted operation of the Business following the Closing Date, the parties desire to enter into this Agreement, pursuant to which DMC will provide to Buyer and its Affiliates, for the time periods and consideration described below, certain of the services that have been provided by DMC to the Business prior to the Closing Date.
AGREEMENT
          In consideration of the mutual covenants and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, Buyer and DMC hereby agree as follows:

Execution Version
ARTICLE I
DEFINITIONS
            1.1. Definitions. As used in this Agreement, the following terms shall have the following respective meanings:
          “Agreement” shall mean this Operating Services Agreement and all exhibits and schedules attached hereto.
          “Applicable Law” shall mean, with respect to DMC and Buyer and their respective properties and assets which are used primarily in the Business, as the case may be, all statutes, laws, ordinances, rules, executive orders and regulations of any governmental authority which are applicable to such parties or assets.
          “Business” shall have the meaning set forth in the Recitals.
          “Buyer Responsibilities” shall have the meaning set forth in Section 3.3
          “Buyer Change” shall have the meaning set forth in Section 2.6(b).
          “Claims” shall have the meaning set forth in Section 12.11.1.
          “Confidential Information” shall have the meaning set forth in Section 10.1.
          “DM Entities” shall have the meaning set forth in the Recitals.
          “DMC Responsibilities” shall have the meaning set forth in Section 3.2.
          “Disaster” shall mean a reasonable outage projection in excess of forty-eight (48) hours.
          “Disclosing Party” shall have the meaning set forth in Section 10.2(a).
          “Fiscal Month” shall mean any fiscal month during DMC’s fiscal year established in a manner consistent with methods used by DMC to identify its fiscal months during DMC’s two most recent fiscal years. Buyer acknowledges that the first year of the Term will be a fifty-three (53) week year commencing as of April 28, 2008.
          “Force Majeure Event” shall have the meaning set forth in Section 12.14.
          “Galapesca” shall have the meaning set forth in the Recitals.
          “Impress Agreement” shall mean that certain Amended and Restated Supply Agreement between Impress Group B.V. and DMC dated January 23, 2008.
          “Indemnity Claim” shall have the meaning set forth in Section 8.2(a).
          “Indemnity Claim Notice” shall have the meaning set forth in Section 8.2(a).

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          “Indemnified Party” shall have the meaning set forth in Section 8.1.
          “Indemnifying Party” shall have the meaning set forth in Section 8.1.
          “Initial Term” shall have the meaning set forth in Section 6.1.
          “Intellectual Property” shall have the meaning set forth in Section 11.1.
          “Marine Trading” shall have the meaning set forth in the Recitals.
          “Material Adverse Effect” shall mean an event which has or would have a material adverse impact on the Operating Services.
          “Net Proceeds” shall have the meaning set forth in Section 8.3(a).
          “Notice” shall have the meaning set forth in Section 5.3(a).
          “Operating Services” shall have the meaning set forth in Section 2.1.
          “Operating Services Representative” shall have the meaning set forth in Section 2.3(a).
          “Panapesca” shall have the meaning set forth in the Recitals.
          “Pass-Through Costs” shall have the meaning set forth in Section 4.3.
          “Pass-Through Invoice” shall have the meaning set forth in Section 4.3.
          “PPIC” shall mean the Operating Services provided for the Business with respect to Production Planning and Inventory Control pursuant to Schedule 1 attached hereto.
          “Purchase Agreement” shall have the meaning set forth in the Recitals.
          “Receiving Party” shall have the meaning set forth in Section 10.2(a).
          “Renewal Term” shall have the meaning set forth in Section 6.1.
          “Rules” shall have the meaning set forth in Section 12.11.2(a).
          “Service Fees” shall have the meaning set forth in Section 4.1(a).
          “Service Levels” shall have the meaning set forth in Section 5.1. Service Levels may constitute “Targets” or “Penalty Triggers” as indicated on Schedule 5.
          “SK Samoa” shall have the meaning set forth in the Recitals.
          “Term” shall have the meaning set forth in Section 6.1.

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          “Termination/Expiration Assistance” shall have the meaning set forth in Section 6.4(b).
          “US Port” shall mean any port through which the products of Buyer shall first enter the mainland of the United States (each, a “US Port”).
       1.2. Capitalized terms used in this Agreement but not defined in Section 1.1 or elsewhere in this Agreement shall have the meanings given to them in the Purchase Agreement.
ARTICLE II
OPERATING SERVICES
       2.1. Provision of Specified Operating Services. Beginning on the Closing Date, and subject to the terms and conditions of this Agreement, DMC shall provide, or shall cause to be provided, to Buyer and for Buyer’s benefit, consistent with past practices of DMC for the Business as it existed as of the Closing Date, and subject to the Service Levels (except as otherwise provided in this Agreement), the services and business functions described on Schedule 1, attached hereto (each, an “Operating Service,” and collectively, the “Operating Services”).
       2.2. Other Services.
               (a) In addition to the Operating Services, DMC will reasonably cooperate with Buyer by (i) providing copies of existing end-user documentation and business process documents (to the extent available) underlying DMC’s current information technology system for the Business; and (ii) making employees of DMC who are staffed and/or assigned to provide Operating Services under this Agreement reasonably available to Buyer and/or its IT consultants (subject to the proviso of this provision below) upon reasonable advance notice for meetings or discussions with Buyer and/or such IT consultants for the purpose of enabling Buyer to implement and establish a stand-alone information technology system, subject to Applicable Laws and applicable licensing restrictions; provided that access to employees of DMC to Buyer’s IT consultants shall be made on a needs to know basis and to the extent that such consultants have agreed in writing to be bound by confidentiality obligation with respect to confidential information of DMC.
       2.3. Cooperation.
               (a) Each of DMC and Buyer agrees to: (i) appoint and maintain representative(s) who shall use commercially reasonable efforts to achieve the overall intent of this Agreement (each, an “Operating Services Representative”) and (ii) coordinate the activities of their respective officers, employees and agents with respect to the Operating Services.
               (b) Each of DMC and Buyer shall maintain books and records relevant to (and supporting all fees and expenses relating to) the provision of the Operating Services by DMC to the Business and the performance by Buyer of the Buyer Responsibilities. Each of DMC and Buyer will make such books and records available to the other in accordance with Section 4.4 and 4.5.

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               (c) Each of DMC and Buyer shall ensure that all transactions and activities contemplated hereunder are conducted in compliance with all Applicable Laws.
               (d) The parties’ respective Operating Services Representatives shall meet (in person, via teleconference or via internet-based communications) on a monthly basis to facilitate ongoing cooperation between the parties in connection with their performance under this Agreement. At such monthly meetings, the Operating Services Representatives shall, among other things:
                    (i) review minutes from the previous meeting;
                    (ii) review and analyze performance regarding Service Level “Targets” and “Penalty Triggers”;
                    (iii) discuss potential improvements (generally);
                    (iv) review current improvement activities (including status of previous proposals);
                    (v) discuss any disputes, including those subject to Section 12.11;
                    (vi) review actual problems;
                    (vii) review results of corrective actions taken to address problems;
                    (viii) update regarding complaints by customers, suppliers or consumers;
                    (ix) review results of any material inventory discrepancies resulting from periodic cycle counts or physical inventory inspections;
                    (x) make recommendations with respect to costs;
                    (xi) review marketing plans, including new product introductions and state of the business;
                    (xii) review forecast accuracy;
                    (xiii) review fish supply and procurement;
                    (xiv) review key operational metrics, such as labeling attainment and plant production attainment;
                    (xv) review inventory policies and performance and distribution center capacity utilization by site; and

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                    (xvi) review compliance with the pallet maximums set forth in Schedule 6 attached hereto and, to the extent Buyer’s pallet max exceeds 20% in a given month, discuss increased costs and remediation measures.
               (e) To the extent relevant to the Business, DMC shall allow Buyer the option whenever necessary or appropriate (as reasonably determined by Buyer) to, with reasonable advance notice, assist or otherwise support or participate in sales presentations or meetings with the purpose of conveying and/or communicating directly to customers and trade buyers of the Business the product innovations, product development strategies and initiatives of the Business. In addition, DMC and Buyer agree that Buyer’s sales personnel shall be permitted to work together and perform activities with the sales personnel of DMC providing the Operating Service with respect to sales (which shall include, without limitation, participating in sales trips and visits to customers) in order to offer, sell, promote, market and otherwise present Buyer’s products and the Business to customers to the extent that such activities do not interfere with the activities of the sales personnel of DMC with respect to DMC’s other businesses.
               (f) To the extent relevant to the Business, DMC shall allow Buyer the option whenever necessary or appropriate (as reasonably determined by Buyer) to, with reasonable advance notice, assist or otherwise support or participate in decisions regarding distribution or distribution-related matters for the purpose of, among other things, lowering cost and enhancing efficiencies for the Business.
               (g) In addition to the matters outlined above in Section 2.3(e) and 2.3(f), it is acknowledged and agreed among the parties that Buyer shall have the option whenever necessary or appropriate (as reasonably determined by Buyer) to suggest recommendations to reduce costs and enhance efficiency to the extent relevant to the Business. DMC will use reasonable efforts to accommodate such recommendations to the extent feasible as reasonably determined by DMC. In particular, the parties agree to use reasonable good faith efforts to negotiate for the transfer of personnel during and after the Term from DMC and its Affiliates to Buyer and its Affiliates to facilitate the performance of the services described herein as Operating Services by Buyer and its Affiliates; provided that any such employee shall not be transferred if it adversely affects DMC’s ability to provide an Operating Service unless DMC is excused from providing such Operating Service as contemplated under this Agreement, or a particular Operating Service.
       2.4. Personnel.
               (a) DMC’s Control. DMC shall have sole and absolute control over the selection, management, evaluation, supervision and removal of all DMC employees, subcontractors and consultants who perform the Operating Services.
               (b) Buyer’s Request for Replacement. In order to ensure that the Service Levels as contemplated pursuant to Section 5.1 are provided to Buyer by DMC, Buyer shall have the right to request replacement of any DMC employees, subcontractors and/or consultants who perform the Operating Services.

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       2.5. Disaster Recovery. As soon as practicable after the occurrence of any unplanned interruption in the provision of the Operating Services under this Agreement, either party shall determine whether a Disaster has occurred. Upon the occurrence of any Disaster, the first party making such determination shall notify the other party’s Operating Services Representative, as soon as practicable, and the parties shall use commercially reasonable best efforts to resume providing the interrupted Operating Services and/or the interrupted Buyer Responsibilities. If a Disaster comes as a direct result of DMC’s gross negligence or willful misconduct, and DMC incurs additional and unusual costs in connection therewith, DMC shall remain liable for all additional and unusual costs related thereto. If a Disaster comes as a result of a Force Majeure Event or any other circumstances, and DMC incurs additional and unusual costs in connection therewith, Buyer agrees to pay such additional and unusual costs as a Pass-Through Cost in accordance with Section 4.3 of this Agreement.
       2.6. Changes to Operating Services.
                (a) Initiated by DMC.
                     (i) DMC may, from time to time, modify, change or otherwise improve the specifications of any Operating Services to be provided hereunder for operational and other reasons, provided that (A) any such modifications, changes or improvements are also made with respect to DMC’s continuing operations; and (B) if such modification or change (x) is reasonably likely to result in a Material Adverse Effect or (y) constitutes an election not to use Transplace or successor entities or other entities providing substantially similar services or functions or could result in changes to DMC’s third party warehousing service provider, then in either case of (x) or (y), DMC shall provide Buyer with prior written notice and shall obtain prior written consent from Buyer, which consent shall not be unreasonably withheld or delayed. In addition, to the extent any such modification or change referred to in the preceding sentence results in Advantage, a nationwide sales broker of DMC, being replaced or changed, DMC shall provide Buyer with prior written notice and shall agree to implement contractual protections to ensure that appropriate procedures will be in place with respect to competition issues of Buyer and/or business conflicts with the Business.
                    (ii) DMC may temporarily suspend the provision of the Operating Services (or any part thereof) for reasons of modification as described in this Section 2.6 or for preventative and emergency maintenance. In connection with any suspension of Operating Services for preventative and emergency maintenance, to the extent reasonably practicable, DMC shall (A) promptly consult with the on-site Buyer’s Operating Services Representative, including with respect to the anticipated duration of such suspension; and (B) provide advance written notice to Buyer of any such suspension.
                (b) Initiated by Buyer. From the date hereof, Buyer may, from time to time, recommend modifications, increases or decreases to the usage or scope of the Operating Services (each, a “Buyer Change”); provided, however, that no such proposed Buyer Change shall become effective unless or until expressly agreed upon in writing by the parties, which consent shall not be unreasonably withheld, including applicable increases to fees and costs, changes or nullification of relevant Service Levels, and other items relating to such Buyer Change. Notwithstanding anything to the contrary herein, DMC shall not be obligated to

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accommodate any recommended modifications, increases or decreases to the usage or scope of the Operating Services except as expressly agreed. Buyer acknowledges that any Buyer Change which decreases the scope of Operating Services may result in the termination of related services that are bundled with the terminated service and may impact DMC’s ability to meet the Service Levels with respect to the services impacted.
       2.7. Strategic Direction. Buyer, as owner of the Business, shall be responsible for the strategic direction of the Business, including but not limited to, strategic planning, marketing plans, forecasting, pricing and selling strategies, go-to-market strategies, product innovations, product development strategies and initiatives, and for determining and monitoring all operating and financial policies of the Business. Except as otherwise set forth in this Agreement, this Agreement shall not convey to DMC any of the risks or rewards of the Business.
       2.8. Reports. During the term of this Agreement, Buyer shall provide to DMC the reports described in Schedule 1-A, and DMC shall provide to Buyer the reports described in Schedule 1-B at the frequency indicated in such Schedules, as the same may be adjusted from time to time upon mutual agreement of the parties.
ARTICLE III
CONDITIONS / DMC AND BUYER RESPONSIBILITIES
       3.1. Conditions to DMC Obligations. The Operating Services that DMC shall provide to Buyer hereunder shall be limited exclusively to those services described on Schedule 1, except as otherwise agreed by the parties in writing. Furthermore, DMC’s obligation to provide the Operating Services shall be expressly contingent upon Buyer’s satisfaction of the Buyer Responsibilities described in this Article III.
       3.2. DMC Responsibilities. DMC shall retain responsibility for the provision of the Operating Services including, without limitation, the following (collectively, the “DMC Responsibilities”):
               (a) compensation and benefits, to the extent applicable, provided to the DMC employees, subcontractors and consultants who perform the Operating Services;
               (b) satisfaction or discharge of any and all liabilities related to DMC’s employees, contractors and consultants who perform the Operating Services;
               (c) taking appropriate action to recover from non-compliant third parties and passing on such recovery to Buyer to the extent Buyer has incurred actual losses caused by the non-compliance of such third party; and
               (d) the provision, in a timely manner, of all facilities, personnel and all other resources set forth in Schedule 1 which are necessary for the provision of the Operating Services.

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       3.3. Buyer Responsibilities. Buyer shall retain responsibility for all services that are not otherwise provided pursuant to this Agreement including, without limitation, the following (collectively, the “Buyer Responsibilities”):
               (a) all of the items set forth in Schedule 4;
               (b) corporate services including, but not limited to, human resources, treasury, tax, legal, risk management, strategic planning, financial planning and forecasting, marketing plans and corporate information technology specifically pertaining to the Business and/or Buyer’s employees (including, without limitation, WAN connectivity to factories, cell phone, teleconferencing, etc. for Buyer’s employees, and software maintenance fees for factory specific systems);
               (c) providing timely payment of all fees and costs as required by this Agreement or as mutually agreed to by the parties;
               (d) delivering to DMC, in a timely manner, all reports, data, approvals, consents and other information necessary for DMC to provide the Operating Services;
               (e) performance and compliance, in a timely manner, by all Buyer employees, subcontractors and representatives of their respective responsibilities that impact the performance by DMC of the Operating Services, including, without limitation, those items set forth on Schedule 4; and
               (f) providing DMC notice immediately following any modification to any of the customer contracts related to the Business which were transferred to Buyer pursuant to the Purchase Agreement.
ARTICLE IV
FEES
       4.1. Fees Charged for Operating Services.
               (a) Subject to the other terms and conditions of the Agreement, DMC shall provide the Operating Services referred to in Section 2.1 and described on Schedule 1 to Buyer or its designee(s) in exchange for the fees set forth on Schedule 2 (the “Service Fees”).
               (b) During the Term, DMC shall deliver to Buyer an invoice, within fifteen (15) days after the final day of each Fiscal Month, setting forth the Operating Services provided during such Fiscal Month and identifying the Service Fees that are payable. Buyer shall pay to DMC all amounts due and payable on each such invoice within fifteen (15) days after the receipt of the applicable invoice. Notwithstanding anything else in this Agreement, sending an invoice by email with a return receipt requested shall constitute receipt of the invoice for purposes of this Section. In the event Buyer disagrees with the amounts set forth on an invoice, the Buyer may seek remedies under Section 12.11; provided, however, the foregoing shall not permit Buyer to withhold payments due pursuant to this Section 4.1. Without limiting the foregoing, DMC may supplement any invoice rendered for less than the full amount to which

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it is entitled under Section 4.1(a); provided that such supplemental invoice is delivered within a reasonable period of time after the delivery of the original invoice which is being supplemented.
               (c) All payments to DMC shall be made in United States dollars.
       4.2. Late Payments. Any payments owing to DMC pursuant to this Agreement that are not paid when due shall bear interest at the [**]* rate prevailing during such period as published in The Wall Street Journal, plus [**]* percent ([**]*%), calculated from the date such amount was due until the date payment is received by DMC.
       4.3. Pass-Through Costs. The parties agree that Buyer shall receive certain services from third party service providers as set forth on Schedule 3 and shall be responsible for all direct costs associated therewith on a pass-through basis. Buyer shall have sole responsibility for all amounts invoiced to DMC or Buyer by such third parties for services provided directly for Buyer’s benefit in support of the Business. To the extent Buyer is invoiced directly, Buyer shall pay the third party provider directly and provide notice to DMC confirming such payment. To the extent DMC is invoiced for services performed by a third party for the benefit of Buyer, Buyer shall reimburse DMC for (i) all actual, out of pocket, costs incurred by DMC directly for Buyer’s benefit; and (ii) Buyer’s proportionate share of actual, out of pocket, costs incurred by DMC for the benefit of both Buyer and DMC, in accordance with the proportions set forth on Schedule 3 (“Pass-Through Costs”) under the payment terms of an invoice from DMC (the “Pass-Through Invoice”). Such Pass-Through Invoice shall be calculated by DMC using its good faith, commercially reasonable best efforts to invoice direct actual Pass-Through Costs and reasonably allocate shared Pass-Through Costs between DMC and Buyer in accordance with Schedule 3. In the event Buyer disagrees with the amounts set forth on an invoice, the Buyer may seek remedies under Section 12.11; provided, however, the foregoing shall not permit Buyer to withhold payments due pursuant to this Section 4.3. Buyer agrees to indemnify, defend and hold DMC harmless for any and all claims arising from Buyer’s failure to pay DMC or any third party service provider for any amounts due and owing for services performed for Buyer’s benefit in support of the Business.
       4.4. Financial Audits. Each of DMC and Buyer agree to cooperate with the other’s external audit procedures, including, without limitation, allowing Buyer and/or its external auditors reasonable access to all relevant books and records of the Business, subject to the same notice requirements as set forth in Section 4.5. Each party agrees to promptly deliver to the other a schedule of such party’s quarterly and annual audit requirements. DMC agrees to support statutory reporting of Buyer on a calendar basis assuming use of DMC’s accounting calendar (i.e. DMC will include 12 months of activity based on DMC’s normal monthly cutoff).
       4.5. Performance Audits.
               (a) Upon no less than five (5) Business Days prior written notice, and in no event more than once each calendar quarter, DMC shall allow Buyer, and its employees

*	CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

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and audit representatives, to have access during normal business hours to DMC’s business premises and personnel (including subcontractors), to verify the accuracy and integrity of the books and records that are relevant to and supporting all variable fees in Schedule 2 and Pass-Through Costs in Schedule 3 relating to the provision of the Operating Services by DMC to the Business.
               (b) If DMC and Buyer mutually agree upon the findings of such audit and if any audit or examination reveals that the amounts paid for variable fees in Schedule 2 and Pass-Through Costs in Schedule 3 during any period are not correct for such period, overcharges and undercharges shall be resolved as follows: (i) if an overcharge is found, Buyer shall be entitled to a credit for such overcharge amount which shall reduce the Buyer’s next payment owed; and (ii) if an undercharge is found, DMC shall be entitled to add such undercharge to DMC’s next payment owed. Neither party shall be subject to any fees or penalties for such overcharges or undercharges, except that such overcharged or undercharged amounts shall bear interest calculated as set forth in Section 4.2 from the date such amount was overcharged or undercharged until the date payment is received by either DMC or Buyer, as the case may be. Any dispute shall be resolved in accordance with Section 12.11. Notwithstanding the foregoing, neither party shall be responsible for payment of any overcharge or undercharge amount that is de minimus. Buyer shall bear the cost of Buyer’s audit of DMC; provided, however, that if there is an error in favor of Buyer which results in the aggregate over the course of a twelve (12) month period in an overcharge of more than ten percent (10%), then the fees and expenses of the audit shall be borne by DMC.
ARTICLE V
SERVICE LEVELS
       5.1. Service Levels. Notwithstanding any other provision of this Agreement, DMC shall perform the Operating Services in a manner that is at least consistent in scope and quality with its performance of such services for itself prior to the Closing Date and in any event in accordance with the conditions as set forth on Schedule 5 attached hereto (the “Service Levels”). Buyer hereby acknowledges that the DMC financial closing calendar will be the basis for all financial reporting provided to the Buyer during the Term.
       5.2. Excused Performance. DMC will be relieved from meeting the Service Levels in the event of any of the following:
               (a) Buyer’s breach of the Agreement (or the Purchase Agreement or any other Transaction Documents).
               (b) service or resource reductions, or product or service architecture changes or specifications or instructions, requested or approved by Buyer and agreed to by the parties or any act or omission attributable or controllable by Buyer (including, without limitation, allocation cuts and new product introductions).
               (c) Buyer’s failure to satisfy any of the Buyer Responsibilities.
               (d) any act or omission not attributable to or controllable by DMC (including, without limitation, any material forecast inaccuracies and adjustments to inventory

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levels which are contrary to DMC’s reasonable recommendations); provided, that, DMC takes responsibility for DMC’s third party service providers and agents that DMC hires and manages in connection with the provision of Operating Services.
               (e) as otherwise provided in this Agreement, including Force Majeure and specifically including importation holds placed on incoming containers by Homeland Security or other governmental authorities.
       5.3. Failure to Perform.
               (a) In the event Buyer brings to the attention of DMC any failure by DMC to meet, in whole or in part, a Service Level which is a “Penalty Trigger,” the Operating Services Representative appointed by DMC under Section 2.3 shall (i) investigate and notify Buyer of the cause of the problem, (ii) use commercially reasonable best efforts to correct the problem and to resume meeting the Service Levels and (iii) advise Buyer of the status of the remedial efforts being undertaken with respect to such problems. To the extent Buyer believes such failure is not remedied within a reasonable time after the occurrence of the failure, DMC shall either (i) agree with Buyer that DMC is not in material compliance with the Service Level and it is not excused pursuant to Section 5.2 above (each a “Service Level Failure”); or (ii) disagree that DMC is not in material compliance and provide a notice of dispute in writing to Buyer (“Notice”). If such dispute is not resolved by agreement, in writing, between the parties, within fourteen (14) days after the date of the Notice, such dispute shall be referred to the Buyer’s Director of Supply Chain Operations and DMC’s Assistant Controller for resolution. If such executive officers of both parties are unable to resolve the dispute within fourteen (14) days of the referral to them, either party shall be free to pursue any claim in accordance with Section 12.11 of this Agreement.
               (b) If the parties agree pursuant to Section 5.3(a) that a Service Level Failure has occurred below the Service Level which is a “Penalty Trigger,” DMC shall be responsible for the penalty described in Schedule 5 (the “Penalty”) with respect to the Service Level affected. Any Penalty payable under this Section shall be considered a credit to offset the Services Fees that are due and payable in the month immediately following the determination of such Service Level Failure. In no event shall any Penalty accrue with respect to the Service Levels pertaining to Operating Services with respect to sales until three (3) months following the Closing Date. With respect to Operating Services relating to sales, DMC shall use commercially reasonable best efforts to cooperate with Buyer in good faith to improve sales performance of the Business.
               (c) DMC will assume all responsibility for and will compensate Buyer for any penalties, surcharges or additional costs levied on Buyer by its customers or suppliers, due to the grossly negligent acts or omissions or willful misconduct of DMC under this Agreement, whether or not such grossly negligent acts or omissions or willful misconduct arises from or results in a failure to perform at the Service Levels contemplated pursuant to Section 5.1; provided, however, that DMC shall not be liable for any such penalties, surcharges or additional costs levied on Buyer to the extent any such items are reasonably attributable to any of the circumstances described in Section 5.2.

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               (d) In the event of a Service Level Failure (below the Service Level which is a “Target”) that continues for three (3) consecutive months during the Term (or in the case of the transfer freight metric, for three (3) consecutive quarters) or is not met in six (6) out of twelve (12) months, such noncompliance shall be deemed to have a Material Adverse Effect and shall constitute a material breach with respect to the Operating Service affected by the Service Level Failure. If such noncompliance is not cured within thirty (30) days of notice relating thereto, Buyer shall have the option to terminate the category of Operating Service affected by the Service Level Failure and no payment for such Operating Service shall be due or owing by Buyer to DMC for the remainder of the Term.
               (e) To the extent that a Service Level Failure has resulted in a payment of a Penalty by DMC to Buyer or to Buyer’s customers or suppliers as provided in Section 5.3(c) above, such Penalty amount shall be counted as part of monetary damages for purposes of the limitation of liability provided herein.
ARTICLE VI
TERM AND TERMINATION
       6.1. Term. DMC shall commence providing the Operating Services on the Closing Date. DMC shall provide all of the Operating Services for a period of twenty-four (24) months following the Closing Date (the “Initial Term”). Any renewal or extension hereof shall be made by written agreement among the parties (such renewal or extension shall be known as the “Renewal Term”). The Initial Term and the Renewal Term are collectively referred to herein as, the “Term.”
       6.2. Termination by Buyer. Buyer may terminate this Agreement upon written notice of such termination to DMC,
               (a) in the event of a material breach of this Agreement, the Purchase Agreement or any other Transaction Documents by DMC. Such termination shall become effective sixty (60) days from the date such notice of termination is given (i) unless, within said sixty (60) day period, such material breach and any intervening material breaches have been cured, or if such breach is capable of cure within a commercially reasonable period of time but cannot reasonably be expected to be cured within sixty (60) days, and DMC has commenced to cure within such sixty (60) day period, then DMC shall have an additional thirty (30) days thereafter to cure such breach; (ii) unless DMC, in good faith, disputes the obligation in question and has performed all of the obligations hereunder not in dispute; or
               (b) in the event DMC assigns this Agreement, except as provided in Section 12.1, without the prior written consent of Buyer.
       6.3. Termination by DMC. DMC may terminate this Agreement upon written notice of such termination to Buyer:
               (a) in the event of a material breach of this Agreement, the Purchase Agreement or any other Transaction Documents by Buyer. Subject to Section 6.3(c), such termination shall become effective thirty (30) days from the date such notice of termination is given (x) unless within said thirty (30) day period such material breach and any intervening

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material breaches have been cured or (y) unless Buyer, in good faith, disputes the obligation in question and has performed all of the obligations hereunder not in dispute; provided that if the dispute in question results in the non-payment of invoices, all undisputed amounts will be paid, and the parties may promptly initiate dispute resolution proceedings under Section 12.11 hereof (notwithstanding anything to the contrary in Section 6.2); or
               (b) in the event Buyer assigns this Agreement, except as provided in Section 12.1, without the prior written consent of DMC; or
               (c) in the event payments owing to DMC pursuant to this Agreement are not received from Buyer by the due date (while taking into account the grace period of thirty (30) days following the receipt of the invoice for such payments) for two (2) consecutive monthly billing cycles or six (6) times in any twelve (12) month period.
       6.4. Obligations Upon Expiration/Termination.
               (a) Upon the expiration of the Term or the termination of this Agreement for any reason, within a mutually agreed upon time period, each party (as Receiving Party under Article X hereof), shall return to the other party, (as Disclosing Party under Article X hereof), or provide, if elected by Disclosing Party, written certification of the destruction of all documentation in any medium that contains Disclosing Party’s Confidential Information, and retain no copies, other than one (1) archival copy for evidentiary purposes.
               (b) Commencing on the effective date of termination or expiration of (i) one (1) or more particular Operating Service(s) under Section 5.3(c) or (ii) this Agreement, DMC shall provide to Buyer, or at Buyer’s request to Buyer’s designee, reasonable termination/expiration assistance to allow the Operating Service(s) to continue without interruption or adverse effect and to facilitate the orderly transfer of the Operating Services to Buyer or its designee (“Termination/Expiration Assistance”). The Termination/Expiration Assistance shall be provided to Buyer in accordance with the terms of a mutually agreed upon workplan which shall provide for a term of not less than six (6) months; provided, however, that DMC’s sole responsibility in connection with such transition shall be limited to providing data files to Buyer, and Buyer shall retain responsibility for all other services needed to effectuate the transition; provided, further, however, to the extent such termination or expiration of an Operating Service results from a material breach of DMC, DMC shall be responsible for the actual costs of moving the products and goods owned by Buyer to a replacement warehouse, distribution center or other location reasonably designated by Buyer or Buyer’s designee. Buyer agrees to pay DMC for all Termination/Expiration Assistance in accordance with Article IV of this Agreement. Notwithstanding the foregoing, DMC shall not be obligated to provide any Termination/Expiration Assistance if Buyer fails (i) to pay any undisputed payments due under this Agreement or (ii) to make reasonable assurance of prompt payment or advance payment to DMC for the Termination/Expiration Assistance.
       6.5. No Revival. Notwithstanding any of the foregoing, the performance of any of the Operating Services by DMC, after notice of termination is given hereunder, shall not operate as a renewal or revival of this Agreement or as a waiver of such termination.

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       6.6. Timing for Termination. Notwithstanding anything to the contrary in this Agreement, any termination hereunder (regardless of whether it is by Buyer or DMC) shall only be effective at the end of a DMC Fiscal Month.
       6.7. Survival. In the event of termination of this Agreement, Article VIII, Article X and Article XII shall continue in full force and effect for the applicable period described in such Article or to the extent necessary to interpret this Agreement. Termination of this Agreement shall be without prejudice to any rights that may have accrue to either party at the date of such termination or from any obligations continuing beyond the termination of this Agreement. In addition, the termination or expiration of this Agreement will not relieve Buyer from its obligations to pay any amounts due and owing for services rendered prior to such termination or expiration for which Buyer has not yet paid.
ARTICLE VII
REPRESENTATIONS AND WARRANTIES
       7.1. Representations and Warranties of DMC. DMC represents and warrants to Buyer as follows: (a) it is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; (b) it has the requisite power and authority to execute, deliver and perform its obligations under this Agreement; and (c) the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by the requisite corporate action.
       7.2. Representations and Warranties of Buyer. Buyer represents and warrants to DMC as follows: (a) it is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; (b) it has the requisite power and authority to execute, deliver and perform its obligations under this Agreement; and (c) the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by the requisite corporate action.
ARTICLE VIII
INDEMNIFICATION
       8.1. Indemnification Obligations. Each party and its Affiliates, and the directors, officers, employees and agents of each of them (collectively, the “Indemnifying Party”) will defend, indemnify and hold harmless the other party and its Affiliates, and the directors, officers, employees and agents of each of them (collectively, the “Indemnified Party”) against any and all liabilities, losses and expenses (including, but not limited to, reasonable attorneys’ fees) incurred in connection with any claims, demands, lawsuits, judgments, penalties or actions, of any third party against the Indemnified Party, which relate to any of the following: (1) grossly negligent acts or omissions, or willful misconduct of the Indemnifying Party; (2) breach by the Indemnifying Party of its obligations under this Agreement or representations, warranties and covenants contained in this Agreement; (3) violation of any applicable law, statute or regulation by the Indemnifying Party; (4) claims for products liability attributable to the Indemnifying Party; (5) claims for amounts due and owing to any third party providers of services related to the Business; (6) death, bodily injury or

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property damage caused by the Indemnifying Party; and (7) as to Buyer, any claims by Buyer employees for workers’ compensation benefits under DMC’s workers’ compensation policies.
       8.2. Procedure for Indemnity.
               (a) Notice of Indemnity Claims.  If a claim (an “Indemnity Claim”) is to be made by a party entitled to indemnification hereunder against the Indemnifying Party, the party claiming such indemnification shall give written notice (an “Indemnity Claim Notice”) to the Indemnifying Party as soon as practicable after the party entitled to indemnification becomes aware of any fact, condition or event which may give rise to damages for which indemnification may be sought under this Article VIII.
               (b) Defense of Third-Party Claims.
                    (i) If any lawsuit or enforcement action is filed by a third party against any party entitled to the benefit of indemnity hereunder with respect thereto, written notice thereof shall be given to the Indemnifying Party as promptly as practicable (and, in any event, within fifteen (15) calendar days after the service of the citation or summons). The failure of any Indemnified Party to give timely notice hereunder shall not affect rights to indemnification hereunder, except to the extent that the Indemnifying Party has been damaged by such failure. After such notice, with respect to any such claim relating solely to the payment of money damages and which will not result in the Indemnified Party’s becoming subject to injunctive or other relief or otherwise adversely affect the Business in any manner, and as to which the Indemnifying Party shall have acknowledged, in writing, to the Indemnified Party that the Indemnifying Party is obligated under the terms of its indemnity hereunder in connection with such lawsuit or action, then the Indemnifying Party shall be entitled, if it elects to do so, at its own cost, risk and expense, (i) to take control of the defense and investigation of such lawsuit or action, (ii) to employ and engage legal counsel of its own choice, but, in any event, reasonably acceptable to the Indemnified Party, to handle and defend the same unless the named parties to such action or proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and the Indemnified Party has been advised by counsel that there may be one (1) or more legal defenses available to such Indemnified Party that are different from or additional to those available to the Indemnifying Party, in which event, the Indemnified Party shall be entitled, at the Indemnifying Party’s cost, risk and expense, to separate counsel of its own choosing. The Indemnifying Party shall not, without the written consent of the Indemnified Party, which shall not be unreasonably withheld, conditioned or delayed, (i) settle or compromise any Indemnity Claim or consent to the entry of any judgment which does not include an unconditional written release, by the claimant or plaintiff, of the Indemnified Party, from all liability in respect of such Indemnity Claim or (ii) settle or compromise any Indemnity Claim if the settlement imposes equitable remedies or material obligations on the Indemnified Party other than financial obligations for which such Indemnified Party will be indemnified hereunder. No Indemnity Claim which is being defended in good faith by the Indemnifying Party in accordance with the terms of this Agreement shall be settled or compromised by the Indemnified Party without the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld.

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                    (ii) If the Indemnifying Party fails to assume the defense of such lawsuit or action within thirty (30) calendar days after receipt of the Indemnity Claim Notice, the Indemnified Party against which such lawsuit or action has been asserted will (upon delivering notice to such effect to the Indemnifying Party) have the right to undertake, at the Indemnifying Party’s cost and expense, the defense, compromise or settlement of such lawsuit or action on behalf of and for the account and risk of the Indemnifying Party; provided, however, that such lawsuit or action shall not be compromised or settled without the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld. If the Indemnified Party settles or compromises such lawsuit or action without the prior written consent of the Indemnifying Party, the Indemnifying Party will bear no liability hereunder for or with respect to such lawsuit or action, unless the Indemnifying Party unreasonably withheld consent. In the event either party assumes the defense of a particular lawsuit or action in the manner contemplated above, the party assuming such defense will keep the other party reasonably informed of the progress of any such defense, compromise or settlement. The Indemnifying Party shall be liable for any settlement of any action effected pursuant to and in accordance with this Article VIII and for any final judgment (subject to any right of appeal), and the Indemnifying Party agrees to indemnify, defend and hold harmless the Indemnified Party from and against any damages for which indemnification may be sought under this Article VIII by reason of such settlement or judgment.
       8.3. Limitation on Indemnity.
               (a) To the extent that any claim, action, demand or lawsuit that is subject to indemnification under this Agreement is covered by insurance, the amount of any indemnity payment shall be net of the Net Proceeds of any insurance policy paid to the Indemnified Party with respect to such claim, action, demand or lawsuit. For purposes of this Section 8.3, “Net Proceeds” shall mean the insurance proceeds actually received, less any expenses of recovery, deductibles, and/or co-payments. If any amounts are reimbursed under insurance coverage, subsequent to indemnification under this Article VIII, the Indemnified Party shall reimburse the Indemnifying Party in an amount equal to the amounts subsequently received under insurance coverage (net of the expenses of recovery).
               (b) An Indemnified Party shall take all reasonable steps to mitigate any claim, action, demand or lawsuit upon becoming aware of any event, which could reasonably be expected to give rise to such claim, action, demand or lawsuit. Amounts due any Indemnified Party pursuant to this Article VIII shall be determined after taking into account any indemnity, contribution or other similar payment received by the Indemnified Party from any third party with respect thereto.
               (c) Subject to the right to seek equitable remedies under Section 12.7, the indemnification provided in this Article VIII shall be the sole and exclusive remedy for any claims covered by Section 8.1 hereof.
       8.4. Survival of Indemnification Obligations. The obligations of the parties set forth in this Article VIII shall survive the termination of this Agreement for a period of eighteen (18) months, except that a claim for indemnification for which notice was given,

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pursuant to Section 8.2, by an Indemnified Party, prior to the end of such eighteen (18) month period, shall survive until such claim is fully and finally determined.
ARTICLE IX
LIMITATIONS
       9.1. Disclaimer of Warranties. EXCEPT AS SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND WHATSOEVER WITH RESPECT TO THE OPERATING SERVICES, WHETHER EXPRESS OR IMPLIED, STATUTORY, OR BY OPERATION OF LAW OR OTHERWISE, AND EACH PARTY EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES OF ORIGINALITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, NON-INFRINGEMENT AND SUITABILITY OF THE SERVICES.
       9.2. Maximum Liability. The maximum aggregate liability of either party for all actual damages arising as a result of or in connection with this Agreement and the transactions contemplated herein shall not exceed an amount that is one hundred percent (100%) of the contracted amount of the Service Fees set for the initial year of the Term. The maximum aggregate liability prescribed in this Section shall not apply to damages arising out of fraudulent acts as determined by the arbitrators pursuant to Section 12.11.2 of this Agreement.
       9.3. Disclaimer of Consequential Damages. Notwithstanding anything to the contrary in this Agreement, in no event shall either party be responsible to any other party hereunder for any loss of, or damage to, data, any treble, punitive, special, exemplary, incidental, indirect or consequential damages or lost profits, business, revenue, goodwill or anticipated savings hereunder (except to the extent awarded in a third party claim against any Indemnified Party).
       9.4. Exclusive Remedy. Subject to the right to seek equitable remedies under Section 12.7, the remedies set forth in this Section are the sole and exclusive remedy for any claims of either party against the other arising as a result of or in connection with this Agreement.
ARTICLE X
CONFIDENTIALITY/NONSOLICITATION
       10.1. Confidential Information. DMC and Buyer each acknowledge that Confidential Information may be disclosed to the other party in connection with this Agreement. Except as otherwise specifically provided by the parties, “Confidential Information” shall mean any nonpublic, proprietary information, Intellectual Property and other confidential information, including, but not limited to, descriptions, specifications and the like of a Disclosing Party that is provided or communicated by the Disclosing Party to the Receiving Party after the date hereof.
       10.2. Obligations.

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               (a) Each party (in such capacity, the “Receiving Party”) acknowledges and agrees to (i) use with respect to the Confidential Information of the other party (in such capacity, the “Disclosing Party”) the same care and discretion to prevent such Confidential Information from being disclosed, published or disseminated as it employs to avoid disclosure, publication or dissemination of its own similar Confidential Information (but in no event less than reasonable care); (ii) use the Disclosing Party’s Confidential Information only for the purpose for which it was disclosed; and (iii) not disclose, disseminate or provide access to the Disclosing Party’s Confidential Information to any Person other than to those employees and agents who have a need to know it in order to assist the Receiving Party in performing its obligations hereunder, or to permit the Receiving Party to exercise its rights under this Agreement.
               (b) Notwithstanding the foregoing, the Receiving Party may disclose the Confidential Information to a third party who is involved in providing Operating Services under this Agreement or is contemplating entering into a transaction with DMC pertaining to a sale of all or any portion of its business, provided that: (i) such disclosure is reasonably necessary for the third party to perform its duties or evaluate the potential transaction; (ii) the Receiving Party causes the third party to be bound to the same obligations regarding Confidential Information as the parties are subjected to in this Article X; and (iii) the Receiving Party assumes full responsibility for the acts or omissions of such third parties, no less than if the acts or omissions were those of the Receiving Party.
               (c) Without limiting the generality of the foregoing, neither party will publicly disclose the terms of this Agreement, unless required by applicable law or regulation, without the prior written consent of the other. Furthermore, neither DMC nor Buyer will: (i) acquire any right in or assert any lien against the Confidential Information of the other party, other than as provided in this Agreement; or (ii) sell, assign, lease or otherwise dispose of Confidential Information of the other to third parties or commercially exploit such Confidential Information, other than as permitted in this Agreement.
               (d) In addition, the parties shall take reasonable steps by agreement or otherwise so that their employees, subcontractors and consultants comply with these confidentiality provisions.
       10.3. Exclusions. Notwithstanding anything to the contrary in the foregoing, Confidential Information does not include, and this Article X will not apply to, any information that DMC and Buyer, as Receiving Party, can demonstrate was:
               (a) at the time of disclosure to it, in the public domain;
               (b) after disclosure of it, published or otherwise became part of the public domain through no fault of the Receiving Party;
               (c) in the possession of the Receiving Party at the time of disclosure to it;
               (d) received after disclosure to it from a third party who had a lawful right to disclose such information to it;

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               (e) independently developed by the Receiving Party without reference to Confidential Information of the Disclosing Party; or
               (f) required to be disclosed pursuant to an applicable law, rule, regulation, government requirement or court order, or the rules of any stock exchange (provided, however, that the Receiving Party shall advise the Disclosing Party of such required disclosure promptly upon learning thereof in order to afford the Disclosing Party a reasonable opportunity to contest, limit and/or assist the Receiving Party in crafting such disclosure).
       10.4. Loss of Confidential Information. In the event of any disclosure or loss of, or inability to account for, Confidential Information, the Receiving Party will notify the Disclosing Party immediately in writing.
       10.5. Period of Confidentiality. Confidential Information disclosed pursuant to this Agreement will be subject to the terms of this Agreement for two (2) years following the expiration or termination of this Agreement for any reason.
       10.6. Nonsolicitation. During the Term and for a period of two (2) years following termination of the Agreement for any reason, each party shall not, and shall cause its subsidiaries not to, without the prior written consent of the other party, directly or indirectly, hire or solicit any employees of the other who performed (or received) the Operating Services hereunder; provided, however, that this Section will not prohibit either party or its subsidiaries from soliciting or employing any such individual who contacts such party or any subsidiary in response to any general solicitation or advertising not specifically directed at any such individual or group of individuals. Notwithstanding the above the indirect employees who shall be identified by DMC and Buyer six months prior to the expiration of the Agreement, may be solicited or hired by Buyer after the expiration of the term.
ARTICLE XI
INTELLECTUAL PROPERTY RIGHTS
       11.1. Definition. As used herein, the term “Intellectual Property” shall mean any and all technology, inventions, processes, know-how, designs, works of authorship, non-public materials and any other technical subject matter related thereto. Intellectual Property also includes all intellectual property rights or similar proprietary rights related to the foregoing, including, without limitation, (i) patent rights and utility models, (ii) copyrights and database rights, (iii) trademarks and trade dress and the goodwill associated therewith, (iv) trade secrets, (v) mask works, and (vi) industrial design rights; in each case, including any registrations of, applications to register, and renewals and extensions of, any of the foregoing with or by any governmental authority in any jurisdiction in the world.
       11.2. Ownership of Intellectual Property. Each party owns and shall retain all right, title and interest in and to any and all pre-existing or independently developed Intellectual Property of such party, as well as any and all enhancements or modifications thereto and derivatives thereof.

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          11.3. No Additional Rights. Neither party shall receive, by virtue of this Agreement, any rights of ownership or use of any Intellectual Property owned by the other party.
ARTICLE XII
MISCELLANEOUS
          12.1. Assignment; Subcontracting. This Agreement shall not be assigned in whole or in part by either party hereto without the prior written consent of the other party. Any assignment without such written consent shall be void and of no effect; provided, however, that either party may assign this Agreement to an Affiliate without the consent of the other party to the Agreement.
          12.2. Notices. Any notice or other instrument or thing required or permitted to be given, served or delivered to any of the parties hereto shall be in writing and shall be deemed to have been given, served or delivered when delivered if given in person or by private courier or delivery service, or twenty-four (24) hours after being deposited with a recognized overnight carrier, or seventy-two (72) hours after being deposited in the United States mail, registered and with proper postage prepaid, addressed as follows:

If to DMC, addressed to:	Del Monte Corporation One Market Street San Francisco, CA 94105 Attn: General Counsel Telephone: 415.247.3262 Fax: 415.247.3263

With a copy (which shall not constitute the required notice) to:	Pepper Hamilton LLP 3000 Two Logan Square Eighteenth and Arch Streets Philadelphia, PA 19103-2799 Attn: John P. Duke and Solomon Hunter, Jr. Telephone: 215.981.4000 Fax: 215.981.4750

If to Buyer, addressed to:	StarKist Co. 323 North Shore Drive Suite 600 Pittsburgh, PA 15212 Attention: Donald Binotto Telephone: 412.600.9294

With a copy (which shall not constitute the required notice) to:	Simpson Thacher & Bartlett LLP ICBC Tower, 35th Floor 3 Garden Road Hong Kong SAR, China

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Attn: Jin Hyuk Park Telephone: 852.2514.7600 Fax: 852.2869.7694
or to such other place and with such other copies as a party may designate as to itself by written notice to the others.
          12.3. Governing Law. This Agreement shall be construed in accordance with and governed by the internal laws of the State of Delaware (without giving effect to its choice of law principles).
          12.4. Entire Agreement. This Agreement, including the Schedules hereto, and the other agreements and written understandings referred to herein or otherwise entered into by the parties hereto on the date hereof (including, without limitation, the Purchase Agreement), constitutes the entire agreement and understanding of the parties and supersedes all other prior covenants, agreements, undertakings, obligations, promises, arrangements, communications, representations and warranties, whether oral or written, by any party hereto or by any director, officer, employee, agent, Affiliate or representative of any party hereto.
          12.5. Amendment or Modification. This Agreement may not be amended except in an instrument, in writing, signed on behalf of each of the parties. No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party or parties to be bound thereby.
          12.6. Waiver. Except where a specific period for action or inaction is provided herein, neither the failure nor any delay on the part of any party in exercising any right, power or privilege under this Agreement or the documents referred to in this Agreement shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any other or further exercise thereof or the exercise of any other such right, power or privilege. The failure of a party to exercise any right conferred herein, within the time required, shall cause such right to terminate with respect to the transaction or circumstances giving rise to such right, but not any such right arising as a result of any other transactions or circumstances.
          12.7. Cumulative Remedies. Notwithstanding Section 8.3(c), Section 5.3(d) and Section 9.4, it is specifically understood and agreed that any breach of the provisions of this Agreement or any other agreement executed and delivered pursuant to this Agreement by any person subject hereto may result in irreparable injury to the other parties hereto, that the remedy at law alone may be an inadequate remedy for such breach, and that, in addition to any other remedies which they may have, such other parties may seek to enforce their respective rights by actions for specific performance; provided, however, that any monies paid by DMC to achieve such specific performance remedy are subject to the limitation of liability provided herein.
          12.8. Multiple Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one (1) and the same instrument.

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          12.9. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms or other provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Agreement is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the intentions of the Agreement are fulfilled to the greatest extent possible.
          12.10. Titles. The titles, captions or headings of the Articles and Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect or restrict the meaning or interpretation of this Agreement.
          12.11. Dispute Resolution.
               12.11.1. Escalation. In the event of any dispute, controversy or claim of any kind or nature arising under or in connection with this Agreement, or in any way relating to the subject matter of this Agreement or the relationship between the parties, including disputes as to the creation, validity, interpretation, breach or termination of, or the performance under, this Agreement (a “Claim”) between the parties, the parties shall resolve any such Claim in accordance with the following procedures:
     If a Claim arises, then within fifteen (15) Business Days of a written request by either party, the Operating Services Representatives shall meet and attempt to resolve the Claim. If the Operating Services Representatives cannot resolve the Claim within fifteen (15) Business Days of the meeting, then the Claim shall be submitted to the Buyer’s Senior Vice President, Supply Chain Operations and DMC’s Senior Vice President, Supply Chain Operations. If such executives cannot resolve the Claim within ten (10) Business Days of the submission of the Claim to them, then the Buyer’s Chief Executive Officer and DMC’s Chief Financial Officer shall meet and attempt to resolve the Claim. If the Buyer’s Chief Executive Officer and DMC’s Chief Financial Officer are unable to resolve the Claim within fifteen (15) Business Days of the meeting, then either party shall have the right to refer the Claim to arbitration in accordance with Section 12.11.2 below (except for matters dealing with injunctive or equitable relief).
               12.11.2. Arbitration. Any Claim which has not been resolved in accordance with Section 12.11.1 of this Agreement shall be finally resolved as follows:
               (a) All Claims even though some or all of such Claims may be extra-contractual in nature, whether such Claims sound in contract, tort or otherwise, at law or in equity, under any Applicable Law, whether provided by constitutional, statutory or common law, for damages or any other relief, shall be finally settled under the 1 January 1998 Rules of Arbitration of the International Chamber of Commerce (“Rules”).
               (b) In the event a Claim is for an amount equal to or in excess of $10,000,000, the Claim shall be settled under the Rules before a panel of three (3) arbitrators. DMC and the Buyer shall each appoint an arbitrator and the third arbitrator shall be selected by

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both DMC and the Buyer. In the event that DMC and the Buyer are unable to mutually agree on a third arbitrator, the third arbitrator shall be selected in accordance with the Rules. The persons selected to be the arbitrators shall be either retired judges or individuals having experience with and knowledge of the seafood product industry, and at least one (1) arbitrator shall be an attorney.
               (c) In the event a Claim is for an amount less than $10,000,000, the Claim shall be settled under the Rules before one (1) arbitrator mutually agreed to by the parties. In the event that DMC and the Buyer are unable to mutually agree on an arbitrator, the arbitrator shall be selected in accordance with the Rules. The person selected to be the arbitrator shall be either a retired judge, an attorney or an individual having experience with and knowledge of the seafood product industry.
               (d) To the extent that an arbitration takes place, such arbitration shall be in San Francisco, California. The language of the arbitration shall be in English. Expenses of the arbitrator(s) shall be divided equally between DMC and the Buyer. Each party shall bear its own costs of preparing and presenting its case, including its own attorney’s fees and expenses. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof, and shall be enforceable against the parties.
               (e) Notwithstanding the foregoing, each party shall have the right to seek equitable or injunctive relief in a court of competent jurisdiction without complying with the provisions of this Section 12.11, subject to Section 12.7 above.
          12.12. Insurance.
               (a) Throughout the Term, without prejudice to any rights that either party has under this Agreement, each of DMC and Buyer shall maintain at its own expense, and shall provide and keep in force, the following insurance:
                    (i) To the extent required by Law, statutory worker’s compensation insurance covering such party’s employees in full compliance with the applicable Worker’s Compensation Act and employer’s liability insurance with limits of [**]* per illness or accident; and
                    (ii) Commercial general liability insurance, including broad form contractual, products and completed operations liability coverage, with a combined single limit of [**]* per occurrence for bodily injury or property damage.
               (b) Any of the required insurance coverage’s hereunder may be effected by participation in a plan of self insurance that is reasonably acceptable to the other party at all times during the Term.

*	CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

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               (c) Each party shall be responsible for maintaining insurance with respect to such party’s own finished goods.
          12.13. Independent Contractor Relationship. For purposes of this Agreement, DMC shall be deemed an independent contractor of Buyer. Nothing contained in or performed pursuant to this Agreement shall be construed as creating a partnership, agency or joint venture between DMC and Buyer and, except as may be otherwise expressly provided in this Agreement, neither party shall become bound by any representation, act or omission of the other party.
          12.14. Force Majeure. Neither party shall be liable to the other for any delay or failure to perform any of its obligations hereunder which delay or failure to perform is due to fires, storms, floods, earthquakes, acts of God, war, terrorism, insurrection, strikes or other labor disruption, riots, governmental action or other such matter beyond the reasonable control of said party (each, an “Force Majeure Event”), provided that the party affected by such Force Majeure Event shall give the other party notice of the occurrence of any such event as soon as practicable, but in any event, not later than five (5) Business Days after the occurrence of such event. Notwithstanding the foregoing, in the event that DMC continues to provide the Operating Services during the Force Majeure Event, Buyer acknowledges that DMC may incur additional and unusual costs in connection therewith, and Buyer agrees to pay such additional costs as a Pass-Through Cost in accordance with Section 4.3 of this Agreement.
          12.15. No Third Party Beneficiaries. Except for the provisions of Article VIII relating to indemnification, which are also for the benefit of the Indemnified Parties set forth therein, nothing in this Agreement, express or implied, is intended to or shall confer upon any person (other than DMC, Buyer and their respective successors or permitted assigns) any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, and no person (other than as so specified) shall be deemed a third party beneficiary under or by reason of this Agreement.
          12.16. Statute of Limitations. No action, regardless of the form, arising out of or relating to this Agreement may be brought by either party against the other party more than two (2) years after the injured party knew or reasonably should have known of such cause of action.
[This space intentionally left blank. Signatures follow on next page.]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized, all as of the day and year first above written.

STARKIST CO.
By:	/s/ Ingu Park
	Name:	Mr. Ingu Park
	Title:	President

DEL MONTE CORPORATION
By:	/s/ David L. Meyers
	Name:	David L. Meyers
	Title:	Executive Vice President, Administration and Chief Financial Officer

[Signature Page to the Operating Services Agreement]

SCHEDULE 1
Operating Services
CATEGORIES OF OPERATING SERVICES
LONG-TERM SERVICES
SALES SUPPORT:

In General	Complete Sales support across all existing Sales channels utilized by the Business. This includes management of Broker relationships, use of dedicated retail brokerage support, shelf resets, payment of brokerage fees, and use of DMC’s dedicated customer teams.
WAREHOUSING/TRANSPORTATION/DISTRIBUTION:
Any contractual benefits afforded to DMC through arrangements with third party warehousing/transportation/distribution providers (e.g., damages, product loss, loss tolerance rate, etc.) shall inure to the benefit of Buyer as it relates to warehousing contemplated by this Agreement.

Production Planning and Inventory Control	Production and deployment planning, including without limitation:
• Set inventory safety stock levels based on demand and supply variability
• Develop initial demand forecast
• Develop production plans based on customer demand and inventory targets
• Develop and execute deployment plans based on customer demand at the distribution centers

Transportation	Scheduling arrangements for shipment of finished goods via truck, rail or intermodal carrier from US Port to distribution warehouse; Scheduling arrangements for shipment of finished goods via truck, rail or intermodal carrier from U.S. co-packers to Distribution Centers; Scheduling arrangements for shipment of finished goods via truck, rail or intermodal carrier from Distribution Centers to other Distribution Centers; Scheduling arrangements for shipment of finished goods via truck, rail or intermodal carrier from Distribution Centers to Customers (utilizing DMC employees and 3rd party transportation providers); Deployment management

Purchasing Support at Terminal Island	Support and contract management for all labeling and packaging materials (including the labeling elements) at Terminal Island facilities

Freight Cost Analysis and Payment	Responsibility of DMC staff through 3rd party transportation provider

Inventory Control (Warehousing)	Inventory Control for 3rd Party and Company owned DCs; reconciliation of 3rd party distribution center records to DMC Records; monthly Warehouse Cost Analysis and Payment performed by DMC employees

Warehousing of Finished Goods	• Storage service
• Senior management oversight of warehousing
• Inventory control
[Schedule 1 to Operating Services Agreement]

Execution Version
CATEGORIES OF OPERATING SERVICES
LONG-TERM SERVICES

• Warehouse Management
• In-and-Out pallet handling
• Case pick (for orders that are not comprised of full pallets)

Customer Service/Customer Financial Services	DMC’s Customer Service group will provide the following key services:
• Process customer orders combining orders where required to optimize truck weights
• Oversee Vendor Managed Inventory Programs for participating customers
• Coordinate any changes to customer orders
• Communicate order fulfillment status as necessary to customers
• Process sample requests

DMC’s Customer Financial Services group will provide the following key services:

• Verify customer credit vs. credit lines established for the Business
• Initiate customer billings for product shipments
• Manage trade accounts receivable including cash applications and collection of overdue accounts (Using Buyer’s lockbox network established for the Business)
• Validate and clear trade promotion deductions against authorized trade promotion events
• Seek recovery of invalid customer deductions

IT Services/Access
•    DMC will allow Buyer’s employees who perform their job function at a DMC office or factory located in the U.S. which is directly connected to the DMC wide-area network to access DMC’s transactional business systems at user headcount levels equivalent to DMC’s operations as of the Closing Date. In addition, DMC will allow up to ten (10) designated Buyer employees to remotely access the business reporting and analysis tools described in Schedule I-B, subject to Applicable Laws and applicable license restrictions.

ADMINISTRATION:
Accounting/Finance	All Accounting/Finance functions associated with the Business include but are not limited to the functions as described below.

• Prepare monthly revenue and expense allocations necessary to support generation of Profit and Loss statements by product line
• Manage monthly financial statement close
• Direct preparation of all required financial transactions to support accounting for inventory (production, adjustments and shipments), 3rd party co-pack operations and freight and warehousing costs
• Oversee maintenance of subsidiary records required to prepare consolidated Profit and Loss Statement and Balance Sheet
• Prepare monthly, quarterly and year-to-date Profit and Loss Statement, Balance Sheet and Cash Flow for the Business

Execution Version
CATEGORIES OF OPERATING SERVICES
LONG-TERM SERVICES

• Maintenance of necessary master files to support accounting and financial record-keeping.
• Reconcile Balance Sheet accounts for U.S. Business Operations
• Any other services that are customarily provided

Treasury	Cash management, wire transfers as approved and instructed by Buyer (through its authorized officer)

Accounts Payable	Process vendor invoices; travel expense reports and vendor payments for the Business consistent with past practice. Buyer to establish bank accounts for disbursements made on Buyer’s behalf to Vendors.

Customs Compliance
• Provide Business’s product list/tariff classification database to Customs Broker; provide guidance to Customs Broker to facilitate clearance of StarKist products through U.S. Customs
• Assist Buyer to implement pre-entry checklist and post entry audit procedures for Business (DMC SOP’s to be used as template)
• Help coordinate special preference claim (e.g. ATPDEA) qualification/eligibility with Customs Broker along with any required NOAA certifications to facilitate accurate import entry
• Assist Business with verification of Customs Broker import declaration of duties/fees/taxes associated with Business’s imports
• Assist Buyer in establishing ACH duty payment process
• Assist Buyer in responding to and communicating with Customs, FDA and USDA regarding entries, requests for import information, etc. (e.g., CBPF 28’s, CBPF 29’s, redelivery notices, marking notices, liquidated damage claim notices, penalty notices, FDA notices, NMFS entry data etc.)
• Assist Buyer in establishing CBP Reconciliation Program (DMC SOP’s to be used as a template)
• Provide training to Buyer’s personnel in assist in the ultimate transition of clearance and compliance duties to Buyer

Execution Version
SCHEDULE 1-A
Buyer’s Responsibility for Reports

REPORT NAME	PREPARED BY DEPARTMENT	FREQUENCY
Product Cost Standards	Buyer’s Business Unit Finance	Yearly

New Product Cost Standards	Buyer’s Business Unit Finance	As Introduced

Quality Alerts	Buyer’s Quality Control	As Needed, Weekly, Disposition

R&D Status, including Regulatory Updates	Buyer R&D	Monthly

Factory Production Plan Attainment	Buyer Factory	Monthly

Marketing Plan	Buyer Marketing	Monthly

Shipment and Cargo Notifications and Documentation as required by Customs, FDA and other regulatory agencies	Buyer Logistics and Quality Control	As Needed

Schedule 1-B
DMC’s Responsibility for Reports

REPORT NAME	PREPARED BY DEPARTMENT	FREQUENCY
Monthly Financial Statements	Central Finance	Monthly

P & L by Legal Entity		Workday 8
Product Line P & L		Workday 8
Balance Sheet		Workday 9
Trial Balance		Workday 10
Cash Flow		Workday 12

Accounts Payable	Accounts Payable and Buyer’s Finance staff in Samoa and Ecuador	Daily
Accounts Payable U.S. is DM

Planning Forecast	Demand Planning	Monthly

Old Age Inventory Report	Central Finance	Monthly

Case Fill Rate	PPIC	Weekly

Delivered on First Available (DO1A)	Transportation	Weekly

Cut Sales Report	PPIC	As Needed

Production Plan Attainment	PPIC	Monthly

CWT per Truck	Transportation	Weekly

Finished Goods Inventory Damage Rates	Warehousing	Monthly

Finished Goods	Warehousing	Monthly

Inventory Loss Rates

Activity Report by Distribution Center	Warehousing	Monthly
- Pallets Shipped/Received
- Cases Picked
- Carry FG Inventory (Actual vs. Cap)

Credit Update Trade AR Aging Report	Customer Financial Services	Monthly

Customer Deduction Reports	Customer Financial Services	Weekly

Returns to Warehouses, BPCS adjustments	Customer Financial Services	As Needed
[Schedule 1-B to Operating Services Agreement]

Execution Version

REPORT NAME	PREPARED BY DEPARTMENT	FREQUENCY
Transportation Spend Analysis:	Business Planning	Monthly

Agent Commission Report	Customer Financial Services	Monthly

Various Transactional Data and Reports	Information Technology	As Needed

General Ledger Transactions:

Tab delimited data file of all weekly G/L transactions which apply to the acquired business commencing on date of purchase

Sales History:

Tab delimited data file of all Sales history (aggregated by customer, SKU, and fiscal week) which apply to the acquired business, from FY2001 through closure of transitional services

Invoice Activity:

Tab delimited file of all invoice activity which apply to the acquired business, commencing on the date of purchase

Customer Master File:

Tab delimited data file of customer item master data.

Other Data and Reports:	Relevant Departments and Staff	As Needed

Other data and reports mutually agreed upon by Buyer and DMC, which include, without limitation, those produced by authorized users (who may include DMC’s officers responsible for providing the Operating Services) while utilizing DMC’s data- warehousing software and systems, subject to Applicable Laws and licensing restrictions.

[Schedule 1-B to Operating Services Agreement]

SCHEDULE 2
Service Fees*

Items Priced
As a % of NSV
	At Fixed Amount		(variable)
	USD in Millions		% of NSV

1. Price of Sales
A. Brokerage/Variable Selling			[**]	%
B. Selling G&A Personnel (e.g. direct sales people)	$	[**]
C. Sales Platform Costs	$	[**]

2. Price of Warehousing/Transportation/Distribution
A. Variable Warehousing Cost (ex. TI)			[**]	%
B. Fixed Warehousing Cost (ex. TI)	$	[**]
C. Trade Freight Personnel Costs	$	[**]
D. Other G&A (e.g. Demand Planning, PPIC, etc.)	$	[**]
E. Warehousing/Transportation/Distribution Platform Costs	$	[**]

3. Price of Administrative Support
A. Accounting/Financial Services Personnel	$	[**]
B. Administrative Support Platform Costs	$	[**]

4. Price of IT	$	[**]

GRAND TOTAL	$	[**]	[**]	%

*	CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
[Schedule 2 to Operating Services Agreement]

SCHEDULE 3
Pass-Through Costs

Services	Direct Cost

1. Transportation Services	Buyer’s volume-weighted pro rata share of actual and out of pocket transportation costs (truck, rail and intermodal) incurred by DMC in connection with providing transportation services related to the Business. The volume weighted pro rata share of the “cost of transportation services” to be allocated to Buyer based on total Hundred Weight (CWT) of Buyer -owned products shipped as a percent of total product CWT shipped on each truck, railcar or intermodal container. On a monthly basis, DMC shall compare the Buyer’s actual allocated cost per lane to DMC’s average cost per lane. If the Buyer’s average actual allocated monthly cost per lane is [**]*% higher than the lane average for DMC, DMC shall reimburse the Buyer for the amount in excess of DMC’s average cost for all Buyer shipments during the fiscal month. If the Buyer’s average actual allocated monthly costs per lane is [**]*% lower than the lane average for DMC, Buyer shall pay DMC an amount equal to the differential between the allocated cost per lane and the DMC average cost per lane for all Buyer shipments during the fiscal month. No adjustment to the allocated cost will be made if the differential between DMC’s average lane cost and the Buyer’s actual allocated lane cost is less than [**]*%.

Buyer is responsible for payment of all ocean freight charges incurred in connection with the Business.

2. Pallet Leasing/Rental Costs	Buyer’s pro rata share of fees under the Hire Agreement by and between CHEP USA and DMC dated February 1, 2008 (as summarized below). DMC is charged an issue fee, rental fees, lost equipment fee, transfer fee, premium service delivery fee (for orders received with lead time of 72 hours or less), surcharge for requested sanitary compliant pallets, fuel surcharge, other surcharges that CHEP reserves the right to apply when circumstances arise that affect the cost of providing services and shall pay all taxes or other duties required by law (including customs duties and charges).

There are four components of CHEP pallet expense that will be billed to Buyer as a Pass-Through Cost at the then prevailing rates as charged by CHEP (which CHEP may change in its sole discretion):

1. Daily pallet rental

*	CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION
[Schedule 3 to Operating Services Agreement]

Execution Version

Services	Direct Cost

2. Transfer fees

3. Pallet issue fees and fuel surcharge fee

4. Non-participating, out of network (including foreign) shipment fees

Each of the foregoing will be billed as described below and are dependent on the rates charged by CHEP from time to time which rates may be revised by CHEP from time to time at CHEP’s sole discretion.

DMC has set up unique warehouse numbers for each forward distribution center where seafood finished goods are stored. The warehouse codes will enable the seafood CHEP fees to be tracked and billed separately from CHEP fees incurred for Del Monte’s retained business.

Actual CHEP pallet fees will be calculated as follows:

Buyer’s daily pallet rental fee and the transfer fee will be billed separately by CHEP. The billing by CHEP will be based on the actual seafood CHEP pallet inventory at each warehouse location and the actual transfers completed in a given month by each location to a Buyer customer. The inventory and transfer activity will be calculated by CHEP and billed using the rates noted above. A transfer is the movement of product from a Distribution Center/Factory to a customer, it is not the movement from a factory to DC or DC to DC. The pallet issue fee and fuel surcharge fee will be calculated based on the number of seafood pallets received at each Buyer warehouse location during a fiscal month. The fuel surcharge fee will be allocated to the Buyer based on the proportionate share of the actual fuel surcharges paid for each warehouse location in a particular fiscal month. The allocation will be based on the percentage of Buyer pallets received to the total pallets received at each warehouse location.

3. G&A/Marketing and Trade Deal Expenses	Any actual and out-of-pocket costs incurred by DMC in connection with providing these services for the Business on behalf of Buyer. Costs will be shown on an invoice provided to Buyer pursuant to Section 4.3 of this Agreement.

4. Information Technology	To the extent, Buyer uses DMC’s information technology system to achieve WAN connectivity to factories and/or software maintenance for factory specific systems, any actual and out-of-pocket costs incurred by DMC related thereto.

5. Services for which DMC utilizes third parties	Any actual and out-of-pocket costs incurred by DMC in connection with operation of the business consistent with past practice will be billed dollar-for-dollar to Buyer. This includes any 3rd party payments made on behalf of the Business by DMC that are authorized by Buyer’s authorized employees. This excludes any costs that are covered by the Operating Service fees outlined in Schedule 1. Costs will be shown on invoice provided to Buyer pursuant to Section 4.3 of this Agreement.
[Schedule 3 to Operating Services Agreement]

Execution Version

Services	Direct Cost

6. Tolerance Caps	The following caps shall apply with the Operating Services:

- Internal damage tolerance will be capped at [**]*% of facility throughput (calculated as (A)(i) actual cases shipped plus (ii) actual cases received divided by (B) [**]* per DMC fiscal year

- Internal loss tolerance will be capped at [**]*% of facility throughput (calculated as (A)(i) actual cases shipped plus (ii) actual cases received divided by (B) [**]* per DMC fiscal year

7. Other	Other costs incurred in connection with providing the Operating Services to Buyer, include, but are not limited to, the following:
[**]*

Any actual costs will be passed through to the Buyer.

*	CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION
[Schedule 3 to Operating Services Agreement]

SCHEDULE 4
Buyer Responsibilities
DMC’s performance of the Operating Services shall be contingent upon Buyer performing all of the Buyer Responsibilities which shall include, without limitation, all of the following:

Operations (Buyer owned facilities)	Operational support for facilities operated by Buyer.

Third Party Co-Pack	Outsourced manufacturing support for purchase and sale of co-packed products.

Purchasing	Responsibility of Buyer.

Purchase Order Releases- Non-fish Ingredients and Packaging (except for Labeling and Packaging at the Terminal Island facilities)	DMC shall not have any obligation to prepare a Material Requirements Plan (MRP); provided, however, that Buyer will need access to DMC’s MRP system to prepare such MRP.

DMC shall have no obligation to the Buyer if the vendor increases prices under the applicable purchase order or agreement. The Buyer shall be responsible for the amount of any purchase made on behalf of the Buyer pursuant to the release prepared by the Buyer.

Supply Chain	[**]*

Governmental Agencies	Contacts with FDA, USDA, AAFCO will be managed and performed by Buyer.

Payroll	Preparation of payroll for hourly employees.

Human Resources Support	Human Resources support for transferring employees and employees hired after the date hereof.

Marketing	Initiation and management of all consumer marketing programs.

Research and Development and Quality Assurance	Provision of all R&D and Quality Assurance services (other than any special project work which the Buyer and DMC may mutually agree to after the date hereof for additional fees and costs payable by the Buyer), provided that DMC may provide regulatory affairs assistance and can technical services to the Buyer for a limited time for additional fees and costs payable by Buyer as provided in a Transition Services Agreement between the Buyer and DMC.

Other Corporate Services	Legal, Risk Management, Tax, Business Planning, Strategic Planning, Corporate Information Technology specifically pertaining to the Business and/or Buyer’s employees (including, without limitation, WAN connectivity to factories, cell phone, teleconferencing, etc. for Buyer’s employees, and software maintenance fees for factory specific systems) and other corporate services.

*	CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION
[Schedule 4 to Operating Services Agreement]

SCHEDULE 5
Service Levels

See attached

SCHEDULE 5: SERVICE LEVELS*

METRICS			PENALTIES		F09
Monthly Rates
Weighting	Metric		Penalty (1)	Frequency	October	November	December	January	February	March	April
I. Customer Service			[**]
50%	1.	Case Fill Rate (%)	[**]
		Target		Monthly	[**]	[**]	[**]	[**]	[**]	[**]	[**]
		Penalty Trigger		Monthly	[**]	[**]	[**]	[**]	[**]	[**]	[**]
50%	2.	DO1A (%) (2)	[**]
		Target		Monthly	[**]	[**]	[**]	[**]	[**]	[**]	[**]
		Penalty Trigger		Monthly	[**]	[**]	[**]	[**]	[**]	[**]	[**]

II. Transfer Freight			[**]
60%	1.	Mode Mix (% Truck)	[**]
		Target		Quarterly			[**]			[**]
		Penalty Trigger		Quarterly			[**]			[**]
40%	2.	Warehouse to Warehouse Premium ($000s)	[**]
		Target		Quarterly			[**]			[**]
		Penalty Trigger		Quarterly			[**]			[**]

III. Trade Freight			[**]
100%	1.	Average Weight per Order (CWT)	[**]
		Target		Monthly	[**]	[**]	[**]	[**]	[**]	[**]	[**]
		Penalty Trigger		Monthly	[**]	[**]	[**]	[**]	[**]	[**]	[**]

IV. Warehousing			[**]
50%	1.	Detention Charges ($ 000s), at receipt and when ship	[**]
		Target		Monthly	[**]	[**]	[**]	[**]	[**]	[**]	[**]
		Penalty Trigger		Monthly	[**]	[**]	[**]	[**]	[**]	[**]	[**]
50%	2.	Product Damage and Loss/Month ($000s)	[**]
		Target		Monthly	[**]	[**]	[**]	[**]	[**]	[**]	[**]
		Penalty Trigger		Monthly	[**]	[**]	[**]	[**]	[**]	[**]	[**]
V. Sales (3)			[**]

VI. IT			[**]
50%	1.	BPCS Service Availability (% of Time) (4)	[**]
		Target		Monthly	[**]	[**]	[**]	[**]	[**]	[**]	[**]
		Penalty Trigger		Monthly	[**]	[**]	[**]	[**]	[**]	[**]	[**]
50%	2.	Disaster Recovery Hours (Hours)	[**]
		Target		Monthly	[**]	[**]	[**]	[**]	[**]	[**]	[**]
		Penalty Trigger		Monthly	[**]	[**]	[**]	[**]	[**]	[**]	[**]

(1)	As a percentage of monthly or quarterly OSA fees. OSA fees is the aggregate fees for services set forth above from I to VI

(2)	Excluding results with respect to Buyer’s responsibility. DMC will provide Dongwon with data on DO1A for non-StarKist products for the period when DO1A falls below Penalty Trigger

(3)	Refer to Schedule 5-1. Sales Service Levels

(4)	Calculated by excluding the scheduled and periodic maintenance time set forth in Schedule 5-A from both the denominator and the numerator of the formula.

*	CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

METRICS			PENALTIES		F10
Monthly Rates
Weighting	Metric		Penalty (1)	Frequency	May	June	July	August	September	October	November	December	January	February	March	April
I. Customer Service			[**]
50%	1.	Case Fill Rate (%)	[**]
		Target		Monthly	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
		Penalty Trigger		Monthly	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
50%	2.	DO1A (%) (2)	[**]
		Target		Monthly	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
		Penalty Trigger		Monthly	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]

II. Transfer Freight			[**]
60%	1.	Mode Mix (% Truck)	[**]
		Target		Quarterly		[**]			[**]			[**]			[**]
		Penalty Trigger		Quarterly		[**]			[**]			[**]			[**]
40%	2.	Warehouse to Warehouse Premium ($000s)	[**]
		Target		Quarterly		[**]			[**]			[**]			[**]
		Penalty Trigger		Quarterly		[**]			[**]			[**]			[**]

III. Trade Freight			[**]
100%	1.	Average Weight per Order (CWT)	[**]
		Target		Monthly	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
		Penalty Trigger		Monthly	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]

IV. Warehousing			[**]
50%	1.	Detention Charges ($ 000s), at receipt and when ship	[**]
		Target		Monthly	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
		Penalty Trigger		Monthly	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
50%	2.	Product Damage and Loss/Month ($000s)	[**]
		Target		Monthly	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
		Penalty Trigger		Monthly	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
V. Sales (3)			[**]

VI. IT			[**]
50%	1.	BPCS Service Availability (% of Time) (4)	[**]
		Target		Monthly	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
		Penalty Trigger		Monthly	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
50%	2.	Disaster Recovery Hours (Hours)	[**]
		Target		Monthly	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
		Penalty Trigger		Monthly	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]

(1)	As a percentage of monthly or quarterly OSA fees. OSA fees is the aggregate fees for services set forth above from I to VI

(2)	Excluding results with respect to Buyer’s responsibility. DMC will provide Dongwon with data on DO1A for non-StarKist products for the period when DO1A falls below Penalty Trigger

(3)	Refer to Schedule 5-1. Sales Service Levels

(4)	Calculated by excluding the scheduled and periodic maintenance time set forth in Schedule 5-A from both the denominator and the numerator of the formula.

*	CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

METRICS			PENALTIES		F11
Monthly Rates
Weighting	Metric		Penalty (1)	Frequency	May	June	July	August	September
I. Customer Service			[**]
50%	1.	Case Fill Rate (%)	[**]
		Target		Monthly	[**]	[**]	[**]	[**]	[**]
		Penalty Trigger		Monthly	[**]	[**]	[**]	[**]	[**]
50%	2.	DO1A (%) (2)	[**]
		Target		Monthly	[**]	[**]	[**]	[**]	[**]
		Penalty Trigger		Monthly	[**]	[**]	[**]	[**]	[**]

II. Transfer Freight			[**]
60%	1.	Mode Mix (% Truck)	[**]
		Target		Quarterly		[**]			[**]
		Penalty Trigger		Quarterly		[**]			[**]
40%	2.	Warehouse to Warehouse Premium ($000s)	[**]
		Target		Quarterly		[**]			[**]
		Penalty Trigger		Quarterly		[**]			[**]

III. Trade Freight			[**]
100%	1.	Average Weight per Order (CWT)	[**]
		Target		Monthly	[**]	[**]	[**]	[**]	[**]
		Penalty Trigger		Monthly	[**]	[**]	[**]	[**]	[**]

IV. Warehousing			[**]
50%	1.	Detention Charges ($ 000s), at receipt and when ship	[**]
		Target		Monthly	[**]	[**]	[**]	[**]	[**]
		Penalty Trigger		Monthly	[**]	[**]	[**]	[**]	[**]
50%	2.	Product Damage and Loss/Month ($000s)	[**]
		Target		Monthly	[**]	[**]	[**]	[**]	[**]
		Penalty Trigger		Monthly	[**]	[**]	[**]	[**]	[**]
V. Sales (3)			[**]

VI. IT			[**]
50%	1.	BPCS Service Availability (% of Time) (4)	[**]
		Target		Monthly	[**]	[**]	[**]	[**]	[**]
		Penalty Trigger		Monthly	[**]	[**]	[**]	[**]	[**]
50%	2.	Disaster Recovery Hours (Hours)	[**]
		Target		Monthly	[**]	[**]	[**]	[**]	[**]
		Penalty Trigger		Monthly	[**]	[**]	[**]	[**]	[**]

(1)	As a percentage of monthly or quarterly OSA fees. OSA fees is the aggregate fees for services set forth above from I to VI

(2)	Excluding results with respect to Buyer’s responsibility. DMC will provide Dongwon with data on DO1A for non-StarKist products for the period when DO1A falls below Penalty Trigger

(3)	Refer to Schedule 5-1. Sales Service Levels

(4)	Calculated by excluding the scheduled and periodic maintenance time set forth in Schedule 5-A from both the denominator and the numerator of the formula.

*	CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

SCHEDULE 5-A
BPCS Availability and Maintenance
Overview:
[**]*
Monday through Friday
[**]*
Saturday
[**]*
Sunday (except for month-end)
[**]*
Sunday month-end and quarter-end
[**]*
Fiscal year-end
[**]*
All times are Eastern Standard Time U.S. (subject to Daylight Savings Time)

*	CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION
[Schedule 5-A to Operating Services Agreement]

Schedule 5-1 Sales Service Levels
Overall.
[**]*
Quality Weeks of Support.
[**]*
2. % ACV Build for New Products.
[**]*
3. GDPs.
[**]*
4. NMAT.
[**]*
5. Average Price Per Item.
[**]*

* †	CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION
[Schedule 5-1 to Operating Services Agreement]

SCHEDULE 6
Pallet Maximums
If Buyer’s pallet maximum exceeds the numbers set forth below by twenty percent (20%) or more in any given month, any outside storage expense shall be charged to Buyer as a Pass-Through Cost in accordance with Schedule 3 and the parties will discuss remediation measures at the subsequent monthly meeting pursuant to Section 2.3(d).

Location	Pallet Max
[**]*	[**]*
[**]*	[**]*
[**]*	[**]*
[**]*	[**]*
[**]*	[**]*
[**]*	[**]*
[**]*	[**]*
[**]*	[**]*
[**]*	[**]*

*	CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION
[Schedule 6 to Operating Services Agreement]